SCHEDULE II

   					INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-INTEGRITY MEDIA

          GAMCO INVESTORS, INC.
                       7/09/04           37,300-            6.5000
                       7/01/04            3,500-            6.3500
          GABELLI ASSOCIATES LTD
                       7/09/04           59,571-            6.5000
          GABELLI FUND, LDC
                       7/09/04            1,000-            6.5000
          GAF II
                       7/09/04            2,000-            6.5000
          GABELLI ASSOCIATES FUND
                       7/09/04           44,100-            6.5000
                       7/01/04            3,500             6.3500
          GABELLI ADVISERS, INC.
                       7/09/04           39,100-            6.5000
           GABELLI FUNDS, LLC.
               GABELLI SMALL CAP GROWTH FUND
                       7/09/04              500-            6.5000

(1) THE TRANSACTIONS ON 7/9/04 WERE IN CONNECTION WITH THE
MERGER DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE
13D. IN THE MERGER, HOLDERS OF THE ISSUER'S SHARES RECEIVED
$6.50 IN CASH PER SHARE HELD. UNLESS OTHERWISE INDICATED, ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.